Rule 424(b)(3)
Registration No. 333- 132201

Pricing Supplement dated July 19, 2007
(To Prospectus dated March 7, 2006
and Prospectus Supplement dated March 7, 2006)

                              TOYOTA MOTOR CREDIT CORPORATION
                                Medium-Term Notes, Series B - Floating Rate

Capitalized terms used in this Pricing Supplement that are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.

CUSIP: 89233PJ23

Principal Amount (in Specified Currency):  $114,500,000
Issue Price: 100.0%
Trade Date: July 19, 2007
Original Issue Date:  July 24, 2007
Stated Maturity Date:  July 25, 2008

Initial Interest Rate:  Three month LIBOR determined on July 20,
       2007 minus 0.06%
Interest Payment Period: Quarterly
Interest Payment Dates: October 25, 2007, January 25, 2008,
              April 25, 2008, July 25, 2008

Net Proceeds to Issuer:  99.85%
Agent's Discount or Commission:  0.15%
Agent:  Toyota Financial Services Securities USA Corporation
Agent's Capacity:
	[X] Agent
	[  ] Principal

Calculation Agent: Deutsche Bank Trust Company Americas

Interest Calculation:
[X] Regular Floating Rate Note
[ ] Inverse Floating Rate Note:
	Fixed Interest Rate:
[ ] Floating Rate/Fixed Rate Note:
	Fixed Interest Rate:
	Fixed Rate Commencement Date:

[ ] Other Floating Rate Note
	(See attached)

Interest Rate Basis:
	[ ] CD Rate
	[ ] CMS Rate
	[ ] CMT Rate
	[ ] Commercial Paper Rate
	[ ] Eleventh District Cost of Funds Rate
	[ ] Federal Funds Rate
	[ ] LIBOR Reuters/Page:
	[X] LIBOR Telerate/Page 3750:
	[ ] Prime Rate
	[ ] Treasury Rate
	[ ] Other (see attached)

If CMT:
Designated CMT Maturity Index:
	__ Year(s)
Designated CMT Telerate Page:
	[ ] 7051
	[ ] 7052
If  7052:
	[ ] Week
	[ ] Month

Spread (+/-):  -0.06%
Spread Multiplier:  N/A
Index Maturity:  3 months
Index Currency:  U.S. dollars
Maximum Interest Rate:  N/A
Minimum Interest Rate:  N/A

Initial Interest Reset Date:  October 25, 2007
Interest Rate Reset Period:  Quarterly
Interest Reset Dates: Interest Payment Dates
Interest Determination Date: The second London Banking Day preceding each Interest Reset Date

Day Count Convention:
	[ ]  30/360
	[X]  Actual/360
	[ ]  Actual/Actual

Business Day Convention
	[ ] Following
	[X] Modified Following

Redemption:  N/A
Redemption Dates:  N/A
Notice of Redemption:  N/A

Repayment:  N/A
Optional Repayment Date(s):  N/A
Repayment Price:  N/A

Original Issue Discount:	  N/A
Total Amount of OID:  N/A
Yield to Maturity:  N/A
Initial Accrual Period:  N/A

Specified Currency: U.S. dollars
Minimum Denominations: $1,000 and increments of $1,000 thereafter
Form of Note:
	[X] Book-entry only
	[ ] Certificated